UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 2, 2008

Date of Report (Date of earliest event reported)

GSI GROUP INC.

(Exact Name of Registrant as Specified in Charter)

New Brunswick, Canada	000-25705	98-0110412
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

125 Middlesex Turnpike, Bedford, Massachusetts 01730

(Address of principal executive offices, including zip code)

(781) 266-5700

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Bedford (MA) (September 2, 2008): GSI Group Inc. (Nasdaq: GSIG) today announced that it is reducing its U.S. workforce by approximately 50 people and will take a restructuring charge in the third quarter of approximately $3.2 Million for severance costs. The reduction is expected to save approximately $6.2 Million annually.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI GROUP INC.
(Registrant)

Date: September 2, 2008	By:	/s/ Daniel J. Lyne
	Name:	Daniel J. Lyne
	Title:	Vice President, General Counsel and Secretary

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